Exhibit 3.1

FORM No. 2

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
Section 7(1) and (2)

ALTERED MEMORANDUM OF ASSOCIATION
OF

Aspen Insurance Holdings Limited
(hereinafter referred to as the "Company")

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	I, the undersigned, namely,

Name and Address	Bermudian Status (Yes or No)	Nationality	Number of Shares Subscribed
Jonathan Betts Park Place 55 Par-la-Ville Road Hamilton HM 11 Bermuda	No	British	1

do hereby agree to take such number of shares of the Company as may be allotted to me by the provisional directors of the Company, not exceeding the number of shares for which I have subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to me.

3.	The Company is to be an exempted Company as defined by the Companies Act 1981.

4.	The authorised share capital of the Company is US$745,433.674 divided into 70,000,000 ordinary shares of US$0.01 and 30,000,000 preference shares of par value US$0.0015144558.

5.	The Company, with the consent of the Minister of Finance, has the power to hold land situate in Bermuda not exceeding _______ in all, including the following parcels: - N/A

6.
Subject to any provision of law, including a provision in the Companies Act or any other act, and any provision of this memorandum, the objects for which the Company is formed and incorporated are unrestricted

7.	The Company shall have the capacity, rights, powers and privileges of a natural person and the additional powers set out below:

(a)	the power, pursuant to Section 42 of the Companies Act, to issue preference shares which are liable to be redeemed at the option of the holder;

(b)	the power, pursuant to Section 42A of the Companies Act, to purchase its own shares; and

(c)	the power, pursuant to Section 42B of the Companies Act, to acquire its own shares, to be held as treasury shares, for cash or any other consideration.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:

/s/ Jonathan Betts                    /s/ Kim Armstrong
Jonathan Betts                        Witness

Subscribed this 23rd day of August, 2018